Exhibit 10.29

FIRST DEFIANCE FINANCIAL CORP.

2010 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT

AWARD AGREEMENT

(20__ LONG-TERM EQUITY _________________)

First Defiance Financial Corp. (the “Company”) hereby grants the undersigned Participant a Performance Award (the “Award”), subject to the terms and conditions described in the First Defiance Financial Corp. 2010 Equity Incentive Plan (the “Plan”) and this Performance-Based Award Agreement (20__ Long-Term Equity) (this “Award Agreement”).

1.	Name of Participant: _______________

2.	Performance Period: The ___ month period beginning January 1, 20__ and ending on December 31, 20__ (the “Performance Period”).

3.	Grant Date: _______________ (the “Grant Date”).

4.	Award of Restricted Stock Units: The number of RSUs subject to the Award is equal to ______ (the “Maximum Award”).

5	Vesting: At the end of the Performance Period, the Participant shall vest in between 0% and 100% of the RSUs subject to the Maximum Award based on the achievement of the Performance Objective set forth below during the Performance Period. The Committee shall determine the number of RSUs vesting with respect to the Performance Period based on the level of achievement of the Performance Objective (including prorated achievement levels) and any other factors that the Committee deems relevant. The Committee, in its sole discretion, may adjust the number of RSUs vesting.

[describe goal]	RSU % Achieved
Less than [threshold goal]	0%
[goal]	___%
[goal]	___%
[maximum goal]	100%

6	Limitations on Vesting: If the Participant’s employment terminates for any reason prior to the time of settlement as described in Section 8, the Participant shall forfeit all of the RSUs subject to the Maximum Award. Notwithstanding the foregoing:

(a)	Death; Disability; Retirement: (i) If the Participant dies, becomes Disabled or Retires during the Performance Period (other than as described in Section 6(c)), the Participant shall vest in a number of RSUs calculated based on the actual level of achievement of the Performance Objective through the fiscal quarter ended nearest to the Participant’s death, Disability or Retirement. Vested RSUs shall be settled within 60 days following the Participant’s death, Disability or Retirement.

(ii)       If the Participant dies, becomes Disabled or Retires (other than as described in Section 6(c)) after the last day of the Performance Period but before settlement of the Award, the Participant shall vest in a number of RSUs calculated based on the actual level of achievement of the Performance Objective for the Performance Period and the vested RSUs shall be settled between January 1 and March 15 of the first fiscal year following the end of the Performance Period.

(b)	Change in Control: (i) If a Change in Control occurs during a Performance Period and the Participant is terminated by the Company (other than as described in Section 6(c)) prior to the last day of the Performance Period, the Participant shall vest in a number of RSUs equal to the greater of: (I) the number of RSUs that would have vested if the Performance Objective had been satisfied at the “target” level of achievement for the Complete Performance Period; or (II) the number of RSUs that would have vested based on the actual level of achievement of the Performance Objective through the fiscal quarter ended nearest to the Participant’s termination. Vested RSUs shall be settled in shares within 60 days following the Participant’s termination.

(ii)       If the Participant is terminated by the Company (other than as described in Section 6(c)) after a Change in Control and after the last day of the Performance Period but before settlement of the Award, the Participant shall vest in a number of RSUs calculated based on the actual level of achievement of the Performance Objective for the Performance Period and the vested RSUs shall be settled between January 1 and March 15 of the first fiscal year following the end of the Performance Period.

(c)	Termination for Cause: If the Participant is terminated for Cause (or the Company determines that it would have had Cause to terminate the Participant who had Retired, died or become Disabled) prior to settlement of this Award, the Participant shall forfeit any right to settlement of the RSUs.

7	Form of Settlement: Each whole or fractional RSU that becomes vested under Sections 5 and 6, entitles the Participant to receive a Share on the date the RSU is settled.

8	Time of Settlement: Except as otherwise provided in this Award Agreement, and provided that the Participant remains employed by the Company or an Affiliate on the settlement date, all RSUs that become vested under Sections 5 and 6 shall be settled between January 1 and March 15 of the first fiscal year following the end of the Performance Period in the form set forth in Section 7.

9	Miscellaneous:

(a)	Non-Transferability. RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution.

(b)	Beneficiary. Payments with respect to the Award shall be made to the Participant, except that, in the event of the Participant’s death, payment shall be made to the Participant’s beneficiary. Unless otherwise specifically designated by the Participant in writing, the Participant’s beneficiary shall be the Participant’s spouse or, if none, the Participant’s estate.

(c)	No Right to Continued Service or to Awards. The granting of an Award shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the employment of the Participant at any time, with or without Cause, which right is expressly reserved.

(d)	Tax Withholding. The Company or an Affiliate, as applicable, will have the power and right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the RSUs. To the extent permitted by the Committee, in its sole discretion, this amount may be: (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Shares transferred in connection with the exercise or settlement of an Award, (iii) withheld from the vested portion of any Award (including Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises, or (iv) collected directly from the Participant. Unless the Participant has otherwise irrevocably elected a different method to satisfy the withholding, the Participant shall be deemed to have elected to satisfy the withholding requirement by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections will be irrevocable and made in writing and will be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

(e)	Requirements of Law. The grant of Awards shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.

(f)	Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio.

(g)	Award Subject to Plan. The Award is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

(h)	Section 409A of the Code. This Award Agreement is intended, and shall be construed and interpreted, to comply with Section 409A of the Code and if necessary, any provision shall be held null and void to the extent such provision (or part thereof) fails to comply with Section 409A of the Code or the Treasury Regulations thereunder. For purposes of Section 409A of the Code, each payment of compensation under the Award Agreement shall be treated as a separate payment of compensation. Any amounts payable solely on account of an involuntary termination shall be excludible from the requirements of Section 409A of the Code, either as separation pay or as short-term deferrals to the maximum possible extent. Nothing herein shall be construed as the guarantee of any particular tax treatment to the Participant, and the Company shall have no liability with respect to any failure to comply with the requirements of Section 409A of the Code. Any reference to the Participant’s “termination” shall mean the Participant’s “separation from service,” as defined in Section 409A of the Code. In addition, if the Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s termination until the expiration of six months from the date of such termination (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such termination.

(i)	Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

[signature page attached]

PARTICIPANT

Date:

FIRST DEFIANCE FINANCIAL CORP.

By:	Date:

Its:

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